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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 covering the registration of 3,000,000 shares of InFocus Corporation common stock of our report dated January 21, 2000, except for Note 12 as to which the date is June 23, 2000, included in the In Focus Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this Registration Statement.

                      ARTHUR ANDERSEN LLP

Portland, Oregon
July 5, 2000

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS